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                                                             EXHIBIT NO. 99.1(c)


                               MFS SERIES TRUST IV

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


         The undersigned, being a majority of the Trustees of MFS Series Trust IV (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated December 21, 1994, as amended (the "Declaration"), acting pursuant to Section
6.9 of the Declaration, do hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:



         1. The series designated as MFS OTC Fund shall be redesignated as MFS Mid-Cap Growth Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

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      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 29th day of August, 1997.



A. KEITH BRODKIN                                   CHARLES W. SCHMIDT
------------------------                           -------------------------
A. Keith Brodkin                                   Charles W. Schmidt
76 Farm Road                                       63 Claypit Hill Road
Sherborn, MA  01770                                Wayland, MA  01778



RICHARD B. BAILEY
------------------------                           -------------------------
Richard B. Bailey                                  Arnold D. Scott
63 Atlantic Avenue                                 20 Rowes Wharf
Boston, MA  02110                                  Boston, MA  02110



PETER G. HARWOOD
------------------------                           -------------------------
Peter G. Harwood                                   Jeffrey L. Shames
211 Lindsay Pond Road                              38 Lake Avenue
Concord, MA  01742                                 Newton, MA  02159



J. ATWOOD IVES                                     ELAINE R. SMITH
------------------------                           -------------------------
J. Atwood Ives                                     Elaine R. Smith
1 Bennington Road                                  75 Scotch Pine Road
Lexington, MA  02173                               Weston, MA  02193



LAWRENCE T. PERERA                                 DAVID B. STONE
------------------------                           -------------------------
Lawrence T. Perera                                 David B. Stone
18 Marlborough Street                              282 Beacon Street
Boston, MA  02116                                  Boston, MA  02116



WILLIAM J. POORVU
------------------------
William J. Poorvu
975 Memorial Drive
Cambridge, MA  02138